Exhibit 10.4

AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment to Amended and Restated Employment Agreement (“Amendment”) is entered into as of December 7, 2005 by and among SOURCECORP, Inc., a Delaware corporation with its principal office located at 3232 McKinney Avenue, Suite 1000, Dallas, TX 75204 (“SOURCECORP”), SOURCECORP Management, L. P., a Texas limited partnership and indirect wholly-owned subsidiary of SOURCECORP (collectively, the “Company”) and Stephen W. Davis (“Employee”).

RECITALS

A.            The Company and Employee have previously entered into that certain Amended and Restated Employment Agreement on or about May 6, 2005 and effective as of January 1, 2005 (“Agreement”) pursuant to which Employee is employed by the Company.

B.            The original Term (as defined in the Agreement) of the Agreement is through December 31, 2005, and the Company and Employee now wish to extend the Term of the Agreement through December 31, 2006.

Therefore, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

1.                                       Amendment.  The Company and Employee hereby agree to amend the Agreement as follows:

The Term of the Agreement defined in Section 5 of the Agreement is amended to mean from January 1, 2005 and continuing through December 31, 2006.

2.                                       Defined Terms.  Except as otherwise expressly provided herein, any capitalized term used in this Amendment that is not defined herein will have the meaning ascribed to such term in the Agreement.

3.                                       No Other Amendment.  Except as otherwise expressly provided in this Amendment, all terms, conditions and provisions of the Agreement will remain in full force and effect.  For the avoidance of doubt, this Amendment is not intended to satisfy the “renewal” or “replacement” conditions contemplated by Sections 5(d) or 12(e)(iii) of the Agreement.

4.                                       Governing Law.  This Amendment shall in all respects be construed according to the laws of the State of Delaware.

5.                                       Entire Agreement.  This Amendment, together with the Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter herein.  No modification of or amendment to this Amendment, nor any waiver of any rights under this Amendment, shall be effective unless given in a writing signed by the party to be charged.

6.                                       Counterparts.  This Amendment may be executed originally or by facsimile signature, in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first written above.

SOURCECORP , Incorporated			SOURCECORP Management, L.P.

By:	/s/ Ed H. Bowman, Jr.	By:	SRCP Management, Inc.
	Name: Ed H. Bowman, Jr.		General Partner
Title: President & CEO
			By:	/s/ Ed H. Bowman, Jr.
				Name:	Ed H. Bowman, Jr.
				Title:	President

EMPLOYEE:

/s/ Stephen W. Davis
Stephen W. Davis